Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of Ram D. Wertheim and Leonard Chubinsky as his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute on his or her behalf, as an officer and/or director of MBIA Inc. (the “Company”), the Registration Statement of the Company on Form S-8 (the “Registration Statement”) for the registration of shares of the Company’s common stock, par value $1.00 (the “Common Stock”), in connection with the Restricted Stock Award Agreement between the Company and Joseph W. Brown (the “Agreement”) and any and all amendments (including post-effective amendments) to the Registration Statement, and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorney-in-fact and agent or substitutes may or shall lawfully do or cause to be done by virtue hereof.

/s/ Joseph W. Brown	Chairman, Chief Executive Officer and Director	/s/ Kewsong Lee	Director
Joseph W. Brown		Kewsong Lee

/s/ C. Edward Chaplin	Vice President and Chief Financial Officer	/s/ Laurence H. Meyer	Director
C. Edward Chaplin		Laurence H. Meyer

/s/ Douglas C. Hamilton	Assistant Vice President and Controller	/s/ David M. Moffett	Director
Douglas C. Hamilton		David M. Moffett

/s/ David C. Clapp	Director	/s/ John A. Rolls	Director
David C. Clapp		John A. Rolls

/s/ David A. Coulter	Director	/s/ Richard C. Vaughan	Director
David A. Coulter		Richard C. Vaughan

/s/ Claire L. Gaudiani	Director	/s/ Jeffery W. Yabuki	Director
Claire L. Gaudiani		Jeffery W. Yabuki

/s/ Daniel P. Kearney	Director
Daniel P. Kearney